UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2011

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan		48152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 17, 2011, Gregory Powell resigned from the Board of Directors (the “Board”) of Tower International, Inc. (the “Company”). Mr. Powell previously determined that he would not stand for re-election to the Board due to other commitments and subsequently resigned from the Board in connection with the Board’s determination to appoint Frank E. English, Jr. to the Board as described below.

Effective May 17, 2011, the Board appointed Frank E. English, Jr. as a director. Mr. English was appointed to fill the vacancy on the ten-member Board resulting from Mr. Powell’s resignation and will serve a term expiring at the 2011 Annual Meeting of Stockholders to be held on June 17, 2011. Mr. English has consented to stand for election as a director at the Company’s 2011 Annual Meeting of Stockholders and to serve, if elected. At the time of his appointment to the Board, Mr. English was also appointed to serve on the Audit Committee of the Board.

Effective upon his appointment to the Board, Mr. English ceased to serve as a senior adviser to the Board. Mr. English will receive compensation from the Company for service on the Board on the same terms as other non-employee members of the Board, which compensation is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten
Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

Dated: May 17, 2011